Exhibit 99.1

LaBarge, Inc. Reports Results for
Fiscal 2009 Third Quarter and First Nine Months

ST. LOUIS--(BUSINESS WIRE)--April 30, 2009--LaBarge, Inc. (NYSE Amex: LB) today reported financial results for the fiscal 2009 third quarter and nine months ended March 29, 2009.

“Although year-over-year sales and earnings comparisons were down from last year’s third-quarter record results, LaBarge’s fiscal 2009 third-quarter results were bolstered by strength in the defense and medical market sectors, improved operating efficiencies, internal cost reductions, and the addition of Pensar Electronic Solutions in Appleton, Wis., which the Company acquired in December 2008. The business environment, however, remains challenging,” said Craig LaBarge, chief executive officer and president.

Fiscal 2009 third-quarter net sales were $72,216,000 compared with $75,442,000 in the fiscal 2008 third quarter. Included in the Company’s fiscal 2009 third-quarter results are net sales of $13,614,000 contributed by the Appleton acquisition. Fiscal 2009 third-quarter net earnings were $3,812,000, or $0.24 per diluted share, compared with $4,333,000, or $0.27 per diluted share, in the fiscal 2008 third quarter. The Appleton acquisition operated at breakeven in the current-year third quarter.

Net sales for the fiscal 2009 first nine months were $208,615,000, including $13,807,000 from the Appleton acquisition, compared with $201,684,000 in the fiscal 2008 first nine months. Net earnings were $7,731,000, or $0.48 per diluted share, in the fiscal 2009 first nine months, compared with $10,250,000, or $0.64 per diluted share, in the first nine months of fiscal 2008. The Appleton acquisition operated at breakeven in the fiscal 2009 first nine months. Excluding a second-quarter after-tax net charge of $3,739,000, or $0.23 per diluted share, related to the bankruptcy filing of our customer, Eclipse Aviation Corporation, net earnings for the fiscal 2009 first nine months were $11,470,000, or $0.71 per diluted share.

Gross margin in the fiscal 2009 third quarter was 20.3 percent, compared with 19.9 percent in the year-ago third quarter and 15.0 percent in the fiscal 2009 second quarter. Excluding the impact of the Eclipse-related net charge, fiscal 2009 second-quarter gross margin was 21.2 percent. “The 40 basis point increase in this year’s third-quarter gross margin versus the year-ago period was the result of improved operating efficiencies, internal cost reductions and favorable product mix,” said Mr. LaBarge.

Selling, general and administrative (SG&A) expense as a percentage of sales was 10.8 percent in the fiscal 2009 third quarter versus 10.2 percent in the fiscal 2008 third quarter and 14.1 percent in the fiscal 2009 second quarter. Excluding the impact of the Eclipse-related net charge, fiscal 2009 second-quarter SG&A was 11.4 percent of sales. In actual dollars, fiscal 2009 third-quarter SG&A expense increased 2 percent from the previous year’s third quarter. Fiscal 2009 third-quarter SG&A expense includes $910,000 from the Appleton acquisition.

As a percentage of sales, operating income (defined as net sales less cost of sales and SG&A) was 9.5 percent in the fiscal 2009 third quarter versus 9.7 percent in the fiscal 2008 third quarter and 0.9 percent in the fiscal 2009 second quarter. Excluding the impact of the Eclipse-related charges, operating income in the fiscal 2009 second quarter was 9.9 percent of sales.

Interest expense in the fiscal 2009 third quarter was $508,000, compared with $392,000 in the fiscal 2008 third quarter and $145,000 in the fiscal 2009 second quarter. The higher interest expense reflects higher average debt levels in the fiscal 2009 third quarter related to the Appleton acquisition.

Net cash flow from operating activities was $12,156,000 in the fiscal 2009 third quarter, compared with negative $46,000 in the fiscal 2008 third quarter and $6,027,000 in the fiscal 2009 second quarter. The higher net cash flow from operating activities in the current-year third quarter was largely attributable to reductions in accounts receivable and inventory, higher depreciation and amortization related to the Appleton acquisition, and lower estimated tax payments. Offsetting cash flow from operations during the fiscal 2009 third quarter was $5,076,000 in capital expenditures, including new manufacturing equipment and facility upgrades.

Total debt at March 29, 2009 was $45,528,000, compared with $15,629,000 at June 29, 2008 and $51,416,000 at December 28, 2008. The increase in debt from the June 29, 2008 level is the result of the Company’s $45,000,000 cash acquisition of its Appleton operation in December 2008. Stockholders’ equity at March 29, 2009 was $100,295,000, compared with $91,469,000 at June 29, 2008 and $96,444,000 at December 28, 2008.

Business Overview

Shipments to customers in the defense, natural resources, industrial and medical market sectors comprised 91 percent of LaBarge’s fiscal 2009 third-quarter revenues, including the Appleton acquisition. “The Appleton acquisition added significant new customers and greatly expands LaBarge's presence in the medical and industrial market sectors,” said Mr. LaBarge.

Shipments to defense customers comprised the largest portion of fiscal 2009 third-quarter net sales at 45 percent, compared with 37 percent in the fiscal 2008 third quarter. Fiscal 2009 sales from the defense market sector increased 16 percent in the third quarter and 30 percent in the first nine months, compared with the comparable periods a year earlier. The growth reflects increased shipments on a variety of defense programs.

Shipments to natural resources customers represented 20 percent of fiscal 2009 third-quarter net sales versus 24 percent in the fiscal 2008 third quarter. Approximately 35 percent of fiscal 2009 third-quarter sales to the natural resources market sector was attributable to the Appleton acquisition. Fiscal 2009 sales from the natural resources market sector declined 21 percent in the third quarter and 25 percent in the first nine months, compared with the comparable periods a year earlier, due to overall weakness in the sector.

Shipments to industrial customers were 16 percent of fiscal 2009 third-quarter net sales, compared with 19 percent in the fiscal 2008 third quarter. Approximately 14 percent of fiscal 2009 third-quarter sales to the industrial market sector was attributable to the Appleton acquisition. Fiscal 2009 third-quarter sales from the industrial market sector declined 18 percent from the previous year’s third quarter on lower shipments of equipment used in glass container manufacturing systems. For the first nine months of fiscal 2009, net sales to industrial customers were up 5 percent from the comparable period a year earlier, buoyed by stronger shipments of equipment for glass container manufacturing systems in the first half of the current fiscal year.

Shipments to medical customers represented 11 percent of fiscal 2009 third-quarter net sales versus 7 percent in the fiscal 2008 third quarter. Approximately 51 percent of fiscal 2009 third-quarter sales to the medical market sector was attributable to the Appleton acquisition. Fiscal 2009 sales from the medical sector grew 49 percent in the third quarter and 31 percent in the first nine months, compared with the comparable periods a year earlier, primarily due to the addition of the Appleton operation.

Shipments to commercial aerospace customers were 3 percent of fiscal 2009 third-quarter revenues, compared with 8 percent in the fiscal 2008 third quarter. Fiscal 2009 sales from the commercial aerospace market sector declined 67 percent in the third fiscal quarter and 51 percent in the first nine months versus the comparable periods a year earlier, due to cessation of shipments to Eclipse Aviation in the current-year second quarter.

Backlog at March 29, 2009 was $185,602,000, compared with $238,064,000 a year earlier and $200,682,000 at the end of the current-year second quarter. “The backlog decline is the result of continued softness in certain key market sectors and a fiscal 2009 second-quarter reduction of $39,566,000 due to the removal of Eclipse orders. Although bookings of new business were up in the fiscal 2009 third quarter from second-quarter levels, they were down from the year-ago third quarter. The current-year weakness is primarily attributable to the industrial and natural resources market sectors where the majority of our business is tied to capital equipment purchases, which many customers have deferred,” said Mr. LaBarge.

Cost Reduction Actions

“In response to the current-year decline in sales volume, we have redoubled our efforts to increase operating efficiencies through lean and operational excellence initiatives,” said Mr. LaBarge. “We are also focused on making prudent cost reductions. As is our operating practice, we have adjusted the size of our manufacturing workforce throughout the year to be in line with lower production requirements. In addition, we have implemented a 5 percent reduction in base salary for executive officers and a wage freeze for all other positions. Payments under incentive compensation programs for fiscal 2009 performance have been eliminated. And, we have temporarily suspended the Company’s 401(k) matching contribution.”

“We have acted early and decisively, taking appropriate steps to help ensure that LaBarge emerges from the recession in a position of strength,” said Mr. LaBarge.

Commentary and Outlook

“We anticipate that shipments on defense and medical programs will remain strong during the fiscal 2009 fourth quarter, but we are continuing to see further weakness in the industrial and natural resources market sectors. This, as well as the absence of Eclipse shipments, will impact fourth-quarter results. Based on the visibility we have today, we expect fiscal 2009 fourth-quarter net sales, gross margin and earnings will be lower than those in the current-year third quarter,” said Mr. LaBarge.

“Like many companies, we are not immune to the global economic downturn, but we believe we are taking the appropriate actions to maintain a healthy level of profitability despite lower sales. Our operational performance is excellent, and we continue to believe our long-term business and financial outlook is bright. We anticipate that the diversity of our customers and end markets, high customer retention rate, financial health, niche operating focus, and strong pipeline of mid-term and longer-term opportunities position us to grow sales and earnings again once the economy stabilizes,” said Mr. LaBarge.

Today’s Conference Call Webcast

Today, at 11 a.m. Eastern time, LaBarge will host a live audio webcast of its discussion with the investment community regarding financial results for the Company’s fiscal 2009 third quarter. The webcast can be accessed on the Internet through http://viavid.net/dce.aspx?sid=000061E5 and the investor relations calendar area of http://www.labarge.com. Following the live discussion, a replay of the webcast will be available at the same locations on the Internet. Any financial or statistical information presented during the call, including any non-GAAP financial measures, the most directly comparable GAAP measures and reconciliation to GAAP results, can be accessed via the news and events area of http://www.labarge.com.

About LaBarge, Inc.

LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse industrial markets. The Company provides its customers with sophisticated electronic and electromechanical products through contract design and manufacturing services. Headquartered in St. Louis, LaBarge has operations in Arkansas, Missouri, Oklahoma, Pennsylvania, Texas and Wisconsin. The Company’s Web site address is http://www.labarge.com.

(Financial tables follow.)

LABARGE, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (amounts in thousands - except per-share amounts)

	Three Months Ended		Nine Months Ended

	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008

Net sales	$72,216	$75,442	$208,615	$201,684

Costs and expenses:
Cost of sales	57,558	60,410	169,442	161,904
Selling and administrative expense	7,828	7,689	25,739	22,101
Interest expense	508	392	811	1,206
Other expense, net	4	21	20	53

Earnings before income taxes	6,318	6,930	12,603	16,420
Income tax expense	2,506	2,597	4,872	6,170

Net earnings	$3,812	$4,333	$7,731	$10,250

Basic net earnings per common share	$0.24	$0.29	$0.50	$0.67

Average common shares outstanding	15,656	15,200	15,447	15,205

Diluted net earnings per share	$0.24	$0.27	$0.48	$0.64

Average diluted common shares outstanding	16,042	16,056	16,056	16,053

LABARGE, INC. CONSOLIDATED BALANCE SHEETS (amounts in thousands -- except share amounts)

	March 29, 2009	June 29, 2008
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$2,599	$1,646
Accounts and other receivables, net	35,929	40,778
Inventories	62,150	66,927
Prepaid expenses	1,365	1,245
Deferred tax assets, net	3,764	1,960

Total current assets	105,807	112,556

Property, plant and equipment, net	29,956	17,248
Intangible assets, net	11,542	1,548
Goodwill, net	43,277	24,292
Other assets, net	5,171	4,828

Total assets	$195,753	$160,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$--	$10,500
Current maturities of long-term debt	4,153	4,682
Trade accounts payable	25,022	22,684
Accrued employee compensation	11,102	13,494
Other accrued liabilities	3,977	2,552
Cash advances	7,789	11,897

Total current liabilities	52,043	65,809

Long-term advances from customers for purchase of materials	46	622
Deferred gain on sale of real estate and other liabilities	1,994	2,125
Long-term debt	41,375	447

Stockholders’ equity:
Common stock, $.01 par value. Authorized 40,000,000 shares; 15,958,839 issued at March 29, 2009 and 15,773,253 at June 29, 2008, respectively, including shares in treasury	160	158
Additional paid-in capital	14,552	16,547
Retained earnings	86,332	78,601
Other comprehensive income (loss)	(142)	---
Less cost of common stock in treasury, shares of 67,939 at March 29, 2009 and 419,503 at June 29, 2008	(607)	(3,837)

Total stockholders’ equity	100,295	91,469

Total liabilities and stockholders’ equity	$195,753	$160,472

LABARGE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (amounts in thousands)

	Nine Months Ended

	March 29, 2009	March 30, 2008
Cash flows from operating activities:
Net earnings	$7,731	$10,250
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	4,851	3,909
Amortization of deferred gain on sale of real estate	(360)	(360)
Stock-based compensation	854	1,080
Other than temporary impairment of investments	26	55
Deferred taxes	(1,382)	(357)
Other	21	9
Changes in assets and liabilities:
Accounts and other receivables, net	12,129	(16,577)
Inventories	11,249	(9,134)
Prepaid expenses	(16)	900
Trade accounts payable	(3,452)	6,313
Accrued liabilities	(2,500)	2,104
Advance payments from customers	(3,708)	6,945
Net cash provided by operating activities	25,443	5,137
Cash flows from investing activities:
Acquisition, net of cash acquired	(44,947)	---
Additions to property, plant and equipment	(8,356)	(3,784)
Proceeds from disposal of property, equipment and other assets	20	135
Additions to other assets and intangibles	(660)	(294)
Net cash provided by (used in) investing activities	(53,943)	(3,943)
Cash flows from financing activities:
Borrowings on revolving credit facility	45,125	70,703
Payments of revolving credit facility	(55,625)	(66,503)
Borrowings of long-term debt	42,014	---
Repayments of long-term debt	(1,615)	(4,724)
Payment of debt issuance cost	(274)	---
Excess tax benefits from stock option exercises	3,044	77
Remittance of minimum taxes withheld as part of a net share settlement of stock option exercises	(1,689)	--- ---
Issuance of treasury stock	1,977	616
Purchase of treasury stock	(3,504)	(1,482)
Net cash provided by (used in) financing activities	29,453	(1,313)
Net increase in cash and cash equivalents	953	(119)
Cash and cash equivalents at beginning of period	1,646	392
Cash and cash equivalents at end of period	$2,599	$273

LABARGE, INC.
SCHEDULE I

UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP MEASURES
THREE MONTHS ENDED DECEMBER 28, 2008
(amounts in thousands, except per-share amounts)

	Non-GAAP
	Pre-Charge	Adjustments	Post-Charge
	Operating	for Eclipse	GAAP
	Results	Charge	Results
Net sales	$68,207	$--	$68,207
Costs and expenses:
Cost of sales	53,729	4,226(1)	57,955
Selling and administrative expense	7,759	1,883(2)	9,642
Interest expense	145	--	145
Other expense, net	6	--	6
Earnings before income taxes	6,568	(6,109)	459
Income tax expense	2,580	(2,370)	210
Net earnings	$3,988	$(3,739)	$249
Diluted net earnings per share	$0.25	$(0.23)	$0.02
(1) Write-down of Eclipse inventory
(2) Write-off of Eclipse accounts receivable ($3,676) and reduction of accrued incentive compensation ($1,793)

UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP MEASURES
NINE MONTHS ENDED MARCH 29, 2009
(amounts in thousands, except per-share amounts)

	Non-GAAP
	Pre-Charge	Adjustments	Post-Charge
	Operating	for Eclipse	GAAP
	Results	Charge	Results
Net sales	$208,615	$--	$208,615
Costs and expenses:
Cost of sales	165,216	4,226(1)	169,442
Selling and administrative expense	23,856	1,883(2)	25,739
Interest expense	811	--	811
Other expense, net	20	--	20
Earnings before income taxes	18,712	(6,109)	12,603
Income tax expense	7,242	(2,370)	4,872
Net earnings	$11,470	$(3,739)	$7,731
Diluted net earnings per share	$0.71	$(0.23)	$0.48
(1) Write-down of Eclipse inventory
(2) Write-off of Eclipse accounts receivable ($3,676) and reduction of accrued incentive compensation ($1,793)

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect LaBarge, Inc.'s operating results. These risks and factors are set forth in documents LaBarge, Inc. files with the Securities and Exchange Commission, specifically in the Company's most recent Annual Report on Form 10-K, and other reports it files from time to time. These forward-looking statements speak only as of the date such statements were made, or as of the date of the report or document in which they are contained, and the Company undertakes no obligation to update such information.

CONTACT:
LaBarge, Inc.
Colleen Clements, 314-997-0800, ext. 409
colleen.clements@labarge.com